EXHIBIT 10.56

PROMISSORY NOTE
(California)

US $2,425,000.00	April 27, 2004

FOR VALUE RECEIVED, the undersigned, ELECTROPURE HOLDINGS, L.L.C., a California limited liability company (“Borrower”) jointly and severally (if more than one) promise(s) to pay to the order of FARMERS INSURANCE GROUP FEDERAL CREDIT UNION, a federally chartered credit union, the principal sum of TWO MILLION FOUR HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS (US $2,425,000.00), with interest on the unpaid principal balance at the annual rate of 5.75 percent (5.75%).

1.             Defined Terms.  As used in this Note, (i) the term “Lender” means the holder of this Note, and (ii) the term “Indebtedness” means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.  “Event of Default” and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2.             Address for Payment.  All payments due under this Note shall be payable at c/o Business Partners, LLC, 9301 Winnetka Avenue, Chatsworth, CA 91311, Attn: Commercial Loan Department, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.  By separate document entitled “ACH Payment Authorization” Borrower may authorize Lender to deduct all payments due under this Note from Borrower’s checking account.

3.             Payment of Principal and Interest.  Principal and interest shall be paid as follows:

(a)           Unless disbursement of principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable upon the initial funding of the loan evidenced by this Note.  Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event any check given by Borrower to Lender as a payment on this Note is dishonored, or in the event there are insufficient funds in Borrower’s designated account to cover any preauthorized monthly debit pursuant to the separate “ACH Payment Authorization,” then, without limiting any other charges or remedies, Borrower shall pay to Lender a processing fee of $25.00 (but not more than the maximum amount allowed by law) for each such event.

(b)           Consecutive monthly installments of principal and interest, each in the amount of FIFTEEN THOUSAND TWO HUNDRED FIFTY-FIVE AND 83/100 DOLLARS (US $15,255.83), shall be payable on the first day of each month beginning on June 1, 2004, until the entire unpaid principal balance evidenced by this Note is fully paid.  Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance.  Any remaining principal and interest shall be due and payable on May 1, 2009 or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the “Maturity Date”).  The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

(c)           Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

4.             Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time.  Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.  If Lender accepts a guaranty of only a portion of the Indebtedness, Borrower hereby waives its right under California Civil Code Section 2822(a) to designate the portion of the Indebtedness which shall be satisfied by any guarantor’s partial payment.

5.             Security.  The Indebtedness is secured, among other things, by that certain deed of trust, mortgage or security deed dated as of the date of this Note and executed by Borrower in favor of Lender (the “Security Instrument”), and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6.             Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower.  Lender may exercise this option to accelerate regardless of any prior forbearance.

7.             Late Charge.  If any monthly amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within ten (10) days after the amount is due, Borrower shall pay to Lender,

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immediately and without demand by Lender, a late charge equal to five percent (5%) of such amount.  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the “Loan”), and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8.             Default Rate.  So long as (a) any monthly installment under this Note remains past due for 30 days or more, or (b) any other Event of Default has occurred and is continuing, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at a rate (the “Default Rate”) equal to the lesser of four (4) percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law.  If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate.  Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment under this Note is delinquent for more than 30 days.  Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for more than 30 days or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.  During any period that the Default Rate is in effect the additional interest accruing over and above the rate stated in the first paragraph of this Note shall be immediately due and payable in addition to the regularly scheduled principal and interest payments.

9.             Full Recourse Personal Liability.  Borrower shall have full recourse personal liability under this Note, the Security Instrument and any and all other Loan Documents for the repayment of the Indebtedness and for the performance of any and all other obligations of Borrower under the Loan Documents.

10.          Voluntary Prepayments.  Borrower may voluntarily prepay all or part of the unpaid principal balance of this Note at any time without payment of penalty or premium.  Any prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

11.          Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including fees and out-of-pocket expenses of attorneys (including Lender’s in-house attorneys) and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding

12.          Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.          Waivers.  Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

14.          Loan Charges.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note

15.          Purpose of Indebtedness.  Borrower represents that the Indebtedness is not being incurred by Borrower for personal, family or household purposes.

16.          Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17.          Governing Law.  This Note shall be governed by the laws of the jurisdiction in which the Land is located.

18.          Captions.  The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19.          Notices.  All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

20.          Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Land is located (the “Property Jurisdiction” ).  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21.          Counterparts.  This Note may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Note.

22.          WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.

BORROWER:

ELECTROPURE HOLDINGS, L.L.C., a California
limited liability company

By:	ELECTROPURE, INC., a California
corporation, Manager

	By:	/S/ Floyd H. Panning
FLOYD H. PANNING, President

	By:	/S/ Catherine Patterson
CATHERINE PATTERSON, Secretary